ABSC NC 2006-HE4

Asset Backed Securities Portfolio Analysis

4,726 records

Balance: 909,199,782

All records

Selection Criteria: All records

Table of Contents

1. Summary

2. Summary

3. Mortgage Rate

4. Margin (ARM Loans)

5. Floor (ARM Loans)

6. Ceiling (ARM Loans)

7. Initial Cap (ARM Loans)

8. Periodic Cap (ARM Loans)

9. CLTV (without silent second)

10. Credit Score

11. DTI

12. Original Principal Balance

13. Loan Purpose

14. Product Type

15. Interest Only Term

16. Loan Type

17. Property Type

18. Documentation

19. Lien

20. Originator

21. State

1. Summary

Total Number of Loans: 4,726

Total Loan Balance: 909,199,781.50

Average Loan Balance: 192,382.52

WA CLTV (w/o Silent Sec): 82.08

WAC: 8.270

WA Rem Term: 357

Fixed Rate: 19.10

IOs: 5.07

MH: 0.00

1st Lien: 94.85

% Owner Occupied: 92.38

% Full Doc: 57.53

% Stated: 40.73

% Cash Out: 52.45

% Purchase: 39.50

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2. Summary

% Portfolio with Silent Second: 29.48

Balance with Silent Second: 268,044,558.13

Number of Loans with Silent Second: 1,206

CLTV: 87.73

California %: 26.36

% with Prepay: 60.81

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3. Mortgage Rate

Mortgage Rate	Balance	% Balance
5.000 - 5.499	1,680,830.10	0.18
5.500 - 5.999	34,933,126.25	3.84
6.000 - 6.499	49,967,317.76	5.5
6.500 - 6.999	89,044,085.71	9.79
7.000 - 7.499	92,466,321.91	10.17
7.500 - 7.999	156,094,817.06	17.17
8.000 - 8.499	118,951,927.13	13.08
8.500 - 8.999	136,360,397.66	15
9.000 - 9.499	63,799,477.82	7.02
9.500 - 9.999	67,658,855.96	7.44
10.000 - 10.499	30,216,153.21	3.32
10.500 - 10.999	26,225,376.35	2.88
11.000 - 11.499	13,223,244.59	1.45
11.500 - 11.999	9,682,582.93	1.06
12.000 - 12.499	9,425,835.67	1.04
12.500 - 12.999	6,853,293.80	0.75
13.000 - 13.499	1,917,284.42	0.21
13.500 - 13.999	614,999.97	0.07
14.000 - 14.499	83,853.21	0.01
Total:	909,199,781.50	100

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4. Margin (ARM Loans)

Margin (ARM Loans)	Balance	% Balance
3.501 - 4.000	1,200,945.82	0.16
4.001 - 4.500	68,225.63	0.01
4.501 - 5.000	2,857,792.47	0.39
5.001 - 5.500	549,579.62	0.07
5.501 - 6.000	191,105,362.78	25.98
6.001 - 6.500	461,706,729.52	62.77
6.501 - 7.000	48,892,066.99	6.65
7.001 - 7.500	28,520,802.67	3.88
7.501 - 8.000	569,385.58	0.08
8.501 - 9.000	75,955.36	0.01
Total:	735,546,846.44	100

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5. Floor (ARM Loans)

Floor (ARM Loans)	Balance	% Balance
5.001 - 5.500	3,617,622.48	0.49
5.501 - 6.000	9,921,739.67	1.35
6.001 - 6.500	25,369,738.35	3.45
6.501 - 7.000	64,036,248.79	8.71
7.001 - 7.500	81,013,672.94	11.01
7.501 - 8.000	139,737,227.79	19
8.001 - 8.500	124,131,822.51	16.88
8.501 - 9.000	116,502,581.03	15.84
9.001 - 9.500	60,903,672.16	8.28
9.501 - 10.000	57,455,674.63	7.81
10.001 - 10.500	25,777,368.76	3.5
10.501 - 11.000	17,911,451.26	2.44
11.001 - 11.500	5,383,303.24	0.73
11.501 - 12.000	2,328,298.85	0.32
12.001 - 12.500	1,456,423.99	0.2
Total:	735,546,846.44	100

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6. Ceiling (ARM Loans)

Ceiling (ARM Loans)	Balance	% Balance
11.501 - 12.000	305,313.56	0.04
12.001 - 12.500	3,617,622.48	0.49
12.501 - 13.000	9,771,437.04	1.33
13.001 - 13.500	25,574,584.25	3.48
13.501 - 14.000	64,326,418.64	8.75
14.001 - 14.500	81,440,640.60	11.07
14.501 - 15.000	140,275,625.24	19.07
15.001 - 15.500	123,768,705.48	16.83
15.501 - 16.000	115,953,487.30	15.76
16.001 - 16.500	60,741,181.06	8.26
16.501 - 17.000	57,209,617.98	7.78
17.001 - 17.500	25,671,163.32	3.49
17.501 - 18.000	17,723,023.42	2.41
18.001 - 18.500	5,383,303.24	0.73
18.501 - 19.000	2,328,298.85	0.32
19.001 - 19.500	1,456,423.99	0.2
Total:	735,546,846.44	100

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7. Initial Cap (ARM Loans)

Initial Cap (ARM Loans)	Balance	% Balance
1	3,063,924.35	0.42
1.5	732,482,922.09	99.58
Total:	735,546,846.44	100

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8. Periodic Cap (ARM Loans)

Periodic Cap (ARM Loans)	Balance	% Balance
1	3,063,924.35	0.42
1.5	732,482,922.09	99.58
Total:	735,546,846.44	100

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9. CLTV (without silent second)

CLTV (without silent second)	Balance	% Balance
10.01 - 15.00	99,979.72	0.01
15.01 - 20.00	190,941.43	0.02
20.01 - 25.00	752,117.94	0.08
25.01 - 30.00	782,010.33	0.09
30.01 - 35.00	869,610.53	0.1
35.01 - 40.00	2,812,432.59	0.31
40.01 - 45.00	4,181,259.54	0.46
45.01 - 50.00	6,006,592.95	0.66
50.01 - 55.00	4,872,323.14	0.54
55.01 - 60.00	13,673,716.39	1.5
60.01 - 65.00	26,090,092.92	2.87
65.01 - 70.00	37,104,269.56	4.08
70.01 - 75.00	58,311,109.17	6.41
75.01 - 80.00	353,324,727.07	38.86
80.01 - 85.00	111,343,398.50	12.25
85.01 - 90.00	159,897,917.77	17.59
90.01 - 95.00	77,683,607.31	8.54
95.01 - 100.00	51,203,674.64	5.63
Total:	909,199,781.50	100

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10. Credit Score

Credit Score	Balance	% Balance
500 - 519	41,634,971.61	4.58
520 - 539	53,902,128.86	5.93
540 - 559	69,247,891.32	7.62
560 - 579	67,750,105.09	7.45
580 - 599	105,001,589.69	11.55
600 - 619	124,170,506.07	13.66
620 - 639	138,997,222.23	15.29
640 - 659	111,686,188.51	12.28
660 - 679	71,404,023.09	7.85
680 - 699	50,088,556.74	5.51
700 - 719	28,021,800.05	3.08
720 - 739	21,272,308.79	2.34
740 - 759	13,368,031.23	1.47
760 >=	12,654,458.22	1.39
Total:	909,199,781.50	100

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11. DTI

DTI	Balance	% Balance
0.01 - 11.00	3,724,086.94	0.41
11.01 - 16.00	6,500,400.84	0.71
16.01 - 21.00	11,508,629.17	1.27
21.01 - 26.00	23,494,821.23	2.58
26.01 - 31.00	48,497,706.40	5.33
31.01 - 36.00	89,135,552.98	9.8
36.01 - 41.00	141,582,758.67	15.57
41.01 - 46.00	210,844,379.88	23.19
46.01 - 51.00	318,844,300.33	35.07
51.01 - 56.00	51,663,362.88	5.68
56.01 - 61.00	3,304,357.65	0.36
71.01 - 76.00	99,424.53	0.01
Total:	909,199,781.50	100

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12. Original Principal Balance

Original Principal Balance	Balance	% Balance
<= 49,999	15,192,262.06	1.67
50,000 - 99,999	72,079,015.41	7.93
100,000 - 149,999	105,143,347.37	11.56
150,000 - 199,999	101,973,695.16	11.22
200,000 - 249,999	95,509,420.32	10.5
250,000 - 299,999	111,592,816.92	12.27
300,000 - 349,999	99,765,254.69	10.97
350,000 - 399,999	77,349,405.85	8.51
400,000 - 449,999	65,533,921.50	7.21
450,000 - 499,999	56,032,860.95	6.16
500,000 - 549,999	39,687,357.52	4.37
550,000 - 599,999	23,924,598.19	2.63
600,000 - 649,999	19,887,001.25	2.19
650,000 - 699,999	7,360,441.22	0.81
700,000 - 749,999	5,690,007.40	0.63
750,000 - 799,999	3,773,796.55	0.42
800,000 - 849,999	4,100,308.26	0.45
850,000 >=	4,604,270.89	0.51
Total:	909,199,781.50	100

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13. Loan Purpose

Loan Purpose	Balance	% Balance
C	476,903,942.99	52.45
P	359,159,478.80	39.5
R	73,136,359.71	8.04
Total:	909,199,781.50	100

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14. Product Type

Product Type	Balance	% Balance
ARM	735,546,846.44	80.9
Fixed Rate	173,652,935.07	19.1
Total:	909,199,781.50	100

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15. Interest Only Term

Interest Only Term	Balance	% Balance
0	863,064,542.95	94.93
60	46,135,238.55	5.07
Total:	909,199,781.50	100

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16. Loan Type

Loan Type	Balance	% Balance
2/28 ARM	196,442,190.09	21.61
2/28 ARM - 5 Yr IO	35,537,430.90	3.91
2/28 ARM- 40 Yr Amortization	466,965,956.69	51.36
3/27 ARM	24,678,372.15	2.71
3/27 ARM- 40 Yr Amortization	7,193,883.10	0.79
5/25 ARM	4,729,013.50	0.52
BALLOON 40/30	23,581,502.78	2.59
Fixed Rate	139,473,624.64	15.34
Fixed Rate - 5 Yr IO	10,597,807.65	1.17
Total:	909,199,781.50	100

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17. Property Type

Property Type	Balance	% Balance
2-4 Unit	87,008,378.49	9.57
Condo	58,013,912.62	6.38
PUD - Attached	19,111,674.93	2.1
PUD - Detached	104,036,244.06	11.44
Single Family	641,029,571.41	70.5
Total:	909,199,781.50	100

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18. Documentation

Documentation	Balance	% Balance
Full Doc - 1yr W2	222,369,355.46	24.46
Full Doc - 12 M BK STMTS	59,200,528.43	6.51
Full Doc - 2yr W2/Tax Returns	240,166,611.32	26.42
Full Doc - 24 M BK STMTS	1,369,967.68	0.15
Limited Doc - 6 M BK STMTS	15,734,489.45	1.73
Stated Doc	370,358,829.16	40.73
Total:	909,199,781.50	100

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19. Lien

Lien	Balance	% Balance
1	862,359,119.93	94.85
2	46,840,661.57	5.15
Total:	909,199,781.50	100

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20. Originator

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21. State

State	Balance	% Balance
Alabama	4,770,584.19	0.52
Alaska	2,708,049.91	0.3
Arizona	32,493,522.57	3.57
Arkansas	4,820,195.51	0.53
California	239,640,802.08	26.36
Colorado	14,825,507.40	1.63
Connecticut	10,559,663.19	1.16
Delaware	1,345,805.21	0.15
Florida	77,364,355.91	8.51
Georgia	16,068,753.28	1.77
Hawaii	20,830,817.14	2.29
Idaho	3,258,616.58	0.36
Illinois	30,048,559.49	3.3
Indiana	4,787,426.32	0.53
Iowa	3,006,340.18	0.33
Kansas	2,296,328.12	0.25
Kentucky	1,670,723.31	0.18
Louisiana	1,327,251.33	0.15
Maine	3,758,506.65	0.41
Maryland	37,997,218.19	4.18
Massachusetts	34,411,417.52	3.78
Michigan	13,174,146.95	1.45
Minnesota	7,253,723.05	0.8
Mississippi	1,865,710.37	0.21
Missouri	5,384,785.39	0.59
Montana	966,985.44	0.11
Nebraska	2,313,889.66	0.25
Nevada	21,605,209.00	2.38
New Hampshire	2,454,976.32	0.27
New Jersey	60,588,224.68	6.66
New Mexico	7,263,346.54	0.8
New York	94,666,650.43	10.41
North Carolina	5,973,223.33	0.66
North Dakota	88,760.20	0.01
Ohio	10,876,013.40	1.2
Oklahoma	648,801.33	0.07
Oregon	10,953,043.07	1.2
Pennsylvania	13,298,296.03	1.46
Rhode Island	5,255,383.33	0.58
South Carolina	5,506,136.70	0.61
South Dakota	20,583.86	0
Tennessee	9,297,585.19	1.02
Texas	33,720,905.70	3.71
Utah	5,255,194.77	0.58
Vermont	153,058.88	0.02
Washington	14,389,912.93	1.58
Virginia	17,176,131.46	1.89
West Virginia	800,070.86	0.09
Wisconsin	8,669,783.59	0.95
Wyoming	362,621.82	0.04
Washington DC	1,226,183.14	0.13
Total:	909,199,781.50	100

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information maybe based in part on loan level data provided by the issuer or its affiliates.